EXHIBIT 99.1

CONTACT:

Felicia Vonella

Acorda Therapeutics

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update for Third Quarter 2017

•	INBRIJA™ (levodopa inhalation powder) NDA resubmission expected in Q4 2017
•	Tozadenant Phase 3 efficacy data expected Q1 2018
•	AMPYRA® (dalfampridine) Q3 2017 net revenue of $133 million
•	Company vigorously pursuing AMPYRA appeal

ARDSLEY, NY – October 31, 2017 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) provided a financial and pipeline update for the third quarter ended September 30, 2017.

“We have had a constructive dialogue with the FDA since the issuance of its Refusal to File letter, and we plan to resubmit the INBRIJA NDA in the fourth quarter. We believe our resubmission reflects a strong package that incorporates feedback we received from FDA,” said Ron Cohen, M.D., Acorda's President and CEO. “We are also on track to announce top-line data from our Phase 3 study of tozadenant in the first quarter of 2018.”

“INBRIJA and tozadenant are being developed as therapies for people with Parkinson’s, INBRIJA for on-demand use to treat symptoms of OFF periods and tozadenant as a daily oral treatment to increase overall ON time. If approved, they have the potential to position Acorda as a leader in the development of Parkinson’s therapy, creating substantial value for shareholders.”

Third Quarter 2017 Financial Results

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended September 30, 2017, the Company reported AMPYRA net revenue of $132.6 million compared to $128.8 million for the same quarter in 2016.

FAMPYRA® (prolonged-release fampridine tablets) - For the quarter ended September 30, 2017, the Company reported FAMPYRA royalties from sales outside of the U.S. of $3.1 million compared to $2.6 million for the same quarter in 2016.

Research and development (R&D) expenses for the quarter ended September 30, 2017 were $33.3 million, including $2.0 million of share-based compensation and $.03 million of restructuring expenses compared to $54.8 million, including $2.9 million of share-based compensation, for the same quarter in 2016.

Sales, general and administrative (SG&A) expenses for the quarter ended September 30, 2017 were $40.7 million, including $4.6 million of share-based compensation and $0.01 million of restructuring expenses compared to $54.4 million, including $7.1 million of share-based compensation for the same quarter in 2016.

The Company recorded a non-cash intangible asset impairment charge of $39.4 million in the quarter ended September 30, 2017 for Selincro®. Selincro is currently marketed in Europe by the licensor for the reduction of alcohol consumption in alcohol dependent adults. The Company re-assessed its valuation assumptions, including expected future growth related to the expansion into new markets, and determined that the intangible asset was impaired.

Provision for income taxes for the quarter ended September 30, 2017 was $18.9 million, including $3.7 million of cash taxes, compared to a provision for income taxes of $3.0 million, including $1.0 million of cash taxes, for the same quarter in 2016.

The Company reported a GAAP net loss attributable to Acorda of $(25.2) million for the quarter ended September 30, 2017, or $(0.55) per diluted share. GAAP net loss in the same quarter of 2016 was $(12.7) million, or $(0.28) per diluted share.

Non-GAAP net income for the quarter ended September 30, 2017 was $20.1 million, or $0.43 per diluted share. Non-GAAP net loss in the same quarter of 2016 was $(1.9) million, or $(0.04) per diluted share. This quarterly non-GAAP net income measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, restructuring expenses, changes in the fair value of acquired contingent consideration, intangible asset impairment charges and acquisition-related expenses. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At September 30, 2017, the Company had cash and cash equivalents of $192.5 million.

Guidance for 2017

•	The Company reiterates AMPYRA 2017 net revenue of $535-$545 million.
•

R&D expenses for the full year 2017 are expected to be $160-$170 million. This guidance is a non-GAAP projection that excludes share-based compensation and restructuring costs, as more fully described below under “Non-GAAP Financial Measures.”

•

The Company is reducing its SG&A expense guidance for the full year 2017 from $170-$180 million to $160-$170 million. This guidance is a non-GAAP projection that excludes share-based compensation and restructuring costs, as more fully described below under “Non-GAAP Financial Measures.”

•	The Company expects to be cash flow positive in 2017, with a projected year-end cash balance in excess of $200 million.

Third Quarter 2017 Highlights

•	INBRIJA (levodopa inhalation powder) in Parkinson’s disease
-	In August, the Company received a Refusal to File (RTF) letter regarding its NDA for INBRIJA. After constructive dialogue with the FDA, the Company expects to resubmit the NDA in Q4 2017.
-	As a result, the Company has revised the timing for its end-of-year submission of the Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) to Q1 2018.
-	INBRIJA is an investigational treatment for symptoms of OFF periods in people with Parkinson’s disease taking a carbidopa/levodopa regimen.

•	Tozadenant in Parkinson’s disease
-	The Company expects to report topline Phase 3 in Q1 2018.
-	Tozadenant is an investigational treatment for the reduction of OFF time in people with Parkinson’s disease.

•	AMPYRA (dalfampridine)
-

The Company filed its opening brief for its appeal to the U.S. Court of Appeals for the Federal Circuit of the District Court’s decision in the AMPYRA patent litigation. The defendants have filed their opposition and cross-appeal opening brief.  Reply briefs from both parties are expected to be filed in November 2017, followed by oral argument to be scheduled by the appellate court.

-	Both BIO and PhRMA filed amicus briefs in support of the Company’s appeal, raising important issues in conjunction with biopharmaceutical innovation.
-	The Company expects to maintain exclusivity of AMPYRA at least through July 2018.

Webcast and Conference Call

The Company will host a conference call today at 8:30 a.m. ET. To participate, please dial (844) 579-6824 (domestic) or (763) 488-9145 (international) and reference the access code 95686626. A replay of the call will be available from 11:30 a.m. ET on October 31, 2017 until 2:59 p.m. ET on November 30, 2017. To access the replay, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference the access code 95686626. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. Acorda has a pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease and multiple sclerosis. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statement

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from the Biotie and Civitas transactions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the ability to successfully integrate Biotie’s operations into our operations; we may need to raise additional funds to finance our operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra (dalfampridine) Extended Release Tablets, 10 mg in the U.S., which will likely be materially adversely affected by the March 2017 court decision in our litigation against filers of Abbreviated New Drug Applications to market generic versions of Ampyra in the U.S.; the risk of unfavorable results from future studies of Inbrija (CVT-301, levodopa inhalation powder), tozadenant or from our other research and development programs, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Inbrija, tozadenant, or any other products under development; third party payers (including governmental agencies) may not reimburse for the use of Ampyra, Inbrija or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the occurrence of adverse safety events with our products; failure to maintain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaborator Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income, adjusted to exclude the items below, and has provided 2017 guidance for R&D and SG&A on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net income, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt as well as non-cash interest charges related to our asset based loan which was terminated in 2017 and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant period, (iv) acquisition related expenses and related foreign currency losses and gains that pertain to a non-recurring event, (v) corporate restructuring expenses that pertain to a non-recurring event, and (vi) asset impairment charges that pertain to a non-recurring event. The Company believes its non-GAAP net income measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance.  Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income, we have provided 2017 guidance for R&D and SG&A on a non-GAAP basis. Due to the forward looking nature of this information, the amount of compensation charges and benefits needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time.  The Company believes that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected R&D and SG&A expenses.  Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2017	2016

Assets
Cash, cash equivalents and short-term investments	$192,496	$158,537
Trade receivable, net	53,825	52,239
Other current assets	17,224	18,746
Finished goods inventory	39,870	43,135
Deferred tax asset	4,400	4,400
Property and equipment, net	36,484	34,310
Goodwill	285,317	280,599
Intangible assets, net	705,141	742,242
Other assets	10,300	8,127
Total assets	$1,345,057	$1,342,335

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$100,045	$131,823
Current portion of deferred license revenue	9,057	9,057
Current portion of loans payable	636	6,256
Current portion of notes payable	—	765
Convertible senior notes	306,411	299,395
Contingent consideration	88,900	72,100
Non-current portion of deferred license revenue	25,663	32,456
Non-current portion of loans payable	25,174	24,635
Deferred tax liability	98,537	92,807
Other long-term liabilities	10,644	8,830
Total stockholder's equity	679,990	664,211
Total liabilities and stockholders' equity	$1,345,057	$1,342,335

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues:
Net product revenues	$134,357	$128,508	$379,705	$359,350
Royalty revenues	4,444	4,841	13,391	12,831
License revenue	2,264	2,264	6,793	6,793
Total revenues	141,065	135,613	399,889	378,974

Costs and expenses:
Cost of sales	29,992	27,644	84,840	77,265
Cost of license revenue	159	159	476	476
Research and development	33,286	54,777	130,963	149,640
Selling, general and administrative	40,741	54,366	141,780	159,203
Asset impairment	39,446	—	39,446	—
Acquisition related expenses	—	439	320	17,185
Change in fair value of acquired contingent consideration	(400)	3,700	16,800	11,900
Total operating expenses	143,224	141,085	414,625	415,669

Operating loss	$(2,159)	$(5,472)	$(14,736)	$(36,695)

Other (expense) income, net	(4,168)	(4,537)	(14,138)	(3,500)
Loss before income taxes	(6,327)	(10,009)	(28,874)	(40,195)
(Provision for) benefit from income taxes	(18,868)	(3,023)	(23,421)	7,686
Net loss	$(25,195)	$(13,032)	$(52,295)	$(32,509)
Net loss attributable to non-controlling interest	—	307	—	985
Net loss attributable to Acorda Therapeutics, Inc.	$(25,195)	$(12,725)	$(52,295)	$(31,524)
Net loss per common share attributable to Acorda Therapeutics, Inc. - basic and diluted	$(0.55)	$(0.28)	$(1.14)	$(0.70)
Weighted average common shares - basic and diluted	46,002	45,378	45,918	45,178

Acorda Therapeutics, Inc.

Non-GAAP Income (Loss) and Income (Loss) per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP net loss	$(25,195)	$(13,032)	$(52,295)	$(32,509)
Pro forma adjustments:
Non-cash interest expense (1)	2,553	2,514	8,918	7,078

Change in fair value of acquired contingent consideration (2)	(400)	3,700	16,800	11,900

Restructuring costs (3)	34	—	7,625	—

Acquisition related expenses (4)	—	439	320	17,185

Realized foreign currency loss (gain) (5)	—	—	247	(7,738)

Asset impairment charge (6)	39,446	—	39,446	—

Share-based compensation expenses included in R&D	2,041	2,925	8,401	7,648
Share-based compensation expenses included in SG&A	4,630	7,051	17,820	19,744
Total share-based compensation expenses	6,671	9,976	26,221	27,392

Total pro forma adjustments	48,304	16,629	99,577	55,817

Income tax effect of reconciling items above (7)	3,041	(5,464)	19,877	15,379

Non-GAAP net income (loss)	$20,068	$(1,867)	$27,405	$7,929

Net income (loss) per common share - basic	$0.44	$(0.04)	$0.60	$0.18
Net income (loss) per common share - diluted	$0.43	$(0.04)	$0.60	$0.17
Weighted average per common share - basic	46,002	45,378	45,918	45,178
Weighted average per common share - diluted	46,174	45,378	46,049	45,983

(1) Non-cash interest expense related to convertible senior notes, asset based loan (which was cancelled in Q2 2017), and Biotie non-convertible and R&D loans.
(2) Changes in fair value of acquired contingent consideration related to the Civitas transaction.
(3) Restructuring costs associated with the Q2-2017 restructuring.
(4) Transaction expenses related to the Biotie acquisition.
(5) Realized foreign currency transaction loss (gain) related to the Biotie acquisition.
(6) Impairment charge related to Selincro acquired in the Biotie acquisition.
(7) Represents the tax effect of the non-GAAP adjustments.